UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14C
(Rule 14c-101)
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
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☐	Definitive Information Statement

OSTEOLOGIX, INC.

(Name of Registrant as Specified in its Charter)
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NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT
OSTEOLOGIX, INC.
4415 Cox Road
Glen Allen, Virginia 23060
TO BE EFFECTIVE ON                     , 2010
DATE FIRST MAILED TO STOCKHOLDERS:                     , 2010
To the Stockholders of Ostelogix, Inc.:
This Notice and the accompanying Information Statement are being furnished to the stockholders of Osteologix, Inc., a Delaware corporation (the “Company”), in connection with action taken by the holders of a majority of the issued and outstanding voting securities of the Company, by written consent dated December 29, 2009, approving the amendment of the Company’s Certificate of Incorporation to (a) decrease the number of authorized shares of Preferred Stock of the Company from 1,000,000 to 0 and (b) decrease the number of authorized shares of Common Stock of the Company from 100,000,000 to 38,072,737. The Company anticipates that the actions to be taken pursuant to the written consent will be taken on or about  _____, 2010, 20 days plus one business day after the mailing of this Information Statement.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
Your vote or consent is not requested or required to approve these matters. The accompanying Information Statement is provided solely for your information.

Sincerely, Phillip J. Young President and Chief Executive Officer Osteologix, Inc.

OSTEOLOGIX, INC.
4415 Cox Road
Glen Allen, Virginia 23060

ABOUT THIS INFORMATION STATEMENT
General
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
Ostelogix, Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”), is sending you this Information Statement solely for the purpose of informing our stockholders of record as of January 12, 2010 (the “Record Date”), in the manner required by Regulation 14(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Delaware General Corporation Law (the “DGCL”), of the actions taken by our stockholders by written consent in lieu of a special meeting and other related corporate actions. No action is requested or required on your part.
Summary of the Corporate Actions
In connection with the issuance and sale of 1,992,428 shares of the Company’s Common Stock to Nordic Biotech Opportunity Fund K/S (together with Nordic Biotech K/S, “Nordic”), the holders of a majority of the Company’s issued and outstanding voting securities approved, by written consent dated December 29, 2009, an amendment of the Company’s Certificate of Incorporation (the “Charter Amendment”) to (a) decrease the number of authorized shares of Preferred Stock of the Company from 1,000,000 to 0, (b) decrease the number of authorized shares of Common Stock of the Company from 100,000,000 to 38,072,737 and (c) provide that, so long as Nordic and its affiliates are the beneficial owners of at least 20% of the outstanding shares of Common Stock, the size of the Company’s Board of Directors may not exceed seven persons and Nordic shall have the right to designate up to three members of the Board of Directors (the “Nordic Board Rights”). A copy of the Charter Amendment is attached to this Information Statement as Appendix A.
This Information Statement is being mailed on or about  _____, 2010 to the Company’s stockholders of record as of the Record Date. The Company anticipates that the actions to be taken pursuant to the written consent will be taken on or about  _____, 2010, 20 days plus one business day after the mailing of this Information Statement.
The Company’s principal executive offices are located at 4415 Cox Road, Glen Allen, Virginia 23060, and the Company’s telephone number is (804) 747-6027.
Voting and Vote Required
The Company is not seeking consent, authorizations or proxies from you. Under the DGCL and the Company’s Certificate of Incorporation, the Charter Amendment may be effected by a resolution of our Board of Directors followed by the written consent of stockholders holding a majority of the voting power of all of our capital stock.
On December 29, 2009, our Board of Directors approved the proposed Charter Amendment and set January 12, 2010 as the Record Date. Subsequently, we received a written consent of stockholders, executed by Nordic and dated December 29, 2009, approving the Charter Amendment (the “Nordic Consent”).
As of the Record Date, the Company had 31,476,339 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. As of the Record Date, Nordic owned 20,155,793 shares of Common Stock, or approximately 64.0% of the Company’s voting power. Accordingly, the written consent executed by Nordic is sufficient to approve the actions contemplated herein and no further stockholder action is required.
Notice Pursuant to the Company’s Bylaws and Delaware General Corporation Law
Pursuant to Section 228(e) of the DGCL, the Company is required to provide prompt notice of the taking of a corporate action by written consent to the Company’s stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228(e) of the DGCL.

Appraisal Rights
Stockholders of the Company are not entitled to appraisal rights under the DGCL in connection with the Charter Amendment or the transactions contemplated by the Purchase Agreement (as defined below).
ADOPTION OF THE CHARTER AMENDMENT
Background
On January 7, 2010, Nordic Biotech Opportunity Fund K/S (the “Fund”), an affiliate of Nordic Biotech K/S, the Company’s largest shareholder (collectively, “Nordic”) purchased 1,992,428 shares of common stock for an aggregate purchase price of $1,000,000, or approximately $0.5019 per share, the 10-day volume weighted average closing price of the Company’s common stock as of the end of trading on December 28, 2009 (the “January Stock Sale”), pursuant to a Securities Purchase Agreement between the Company and the Fund dated December 29, 2009 (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Company is required to effect the Charter Amendment which (a) decreases the number of authorized shares of Preferred Stock of the Company from 1,000,000 to 0, (b) decreases the number of authorized shares of Common Stock of the Company from 100,000,000 to 38,072,737 and (c) creates the Nordic Board Rights. The agreement to effect the Charter Amendment was a condition to the Fund’s purchase of shares in the January Stock Sale.
The Charter Amendment
The Company’s Certificate of Incorporation currently authorizes the issuance of 101,000,000 shares, consisting of 100,000,000 shares of Common Stock, par value $0.0001 per share, and 1,000,000 shares of Preferred Stock, par value $0.0001 per share. As of the Record Date, prior to the effective date of the Charter Amendment, 31,476,339 shares of Common Stock were issued and outstanding and no shares of Preferred Stock were issued and outstanding, leaving 68,523,661 and 1,000,000 shares of Common Stock and Preferred Stock available for future issuance, respectively.
In order to consummate the January Stock Sale, which provided needed funds for the Company’s planned operations, including research and development and clinical trials, the Company’s Board of Directors approved the Charter Amendment, which was subsequently approved by the written consent of Nordic. The Charter Amendment is expected to become effective one business day after the expiration of 20 calendar days after the date of the Company’s mailing of this Information Statement to its stockholders.
The effect of the Charter Amendment will be to reduce the number of authorized shares of Common Stock and Preferred Stock to 38,072,737 and 0, respectively, leaving 6,596,398 and 0 shares of Common Stock and Preferred Stock available for future issuance, respectively, after giving effect to the January Stock Sale. Of the 6,596,398 shares of Common Stock to available for future issuance after the effective date of the Charter Amendment, 2,935,240 of such shares are reserved for future issuance pursuant to the Company’s existing stock option plans and outstanding warrants to purchase shares of Common Stock, leaving 3,462,158 shares of Common Stock available for future issuance for other purposes.
After the effective date of the Charter Amendment, any increase in the number of authorized shares of Common Stock or Preferred Stock will require a further amendment to the Company’s Certificate of Incorporation. Any such further amendment will require the affirmative vote of a majority of the holders of the issued and outstanding voting securities of the Company. As of the Record Date, Nordic owned 20,155,793 shares of Common Stock, or approximately 64.0% of the issued and outstanding voting securities of the Company. Accordingly, the Charter Amendment will significantly reduce the number of shares of Common Stock that can be issued by the Company, and prohibit the issuance of any shares of Preferred Stock, without Nordic’s consent. These limitations could inhibit the Company’s future ability to raise capital and make acquisitions, and give Nordic substantial influence over any such future actions.
INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON
John M. Barberich, a member of our Board of Directors, is a Financial Advisor to Nordic. The adoption of the Charter Amendment will significantly limit the number of shares of Common Stock that can be issued by the Company, and prohibit the issuance of any shares of Preferred Stock by the Company, without Nordic’s consent.

None of the other persons who have served as our officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, directly or indirectly, in the Charter Amendment. None of our directors have informed us that they oppose the Charter Amendment.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth as of January 8, 2010, the number of shares of our Common Stock beneficially owned by (i) each person who is known by us to be the beneficial owner of more than five percent of the our Common Stock; (ii) each member of our Board of Directors; (iii) each of the Company’s executive officers; and (iv) all directors and executive officers as a group. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to the shares indicated, and have an address at c/o Osteologix, Inc., 4415 Cox Road, Glen Allen, Virginia 23060. The ownership percentages listed below reflect the consummation of the sale of 1,992,428 shares of our Common Stock to Nordic on January 7, 2010.

		Number of
	Number of	Shares with	Total Shares
	Shares	Right to	Beneficially	Percent
Name and Address of Beneficial Owner	Owned	Acquire	Owned (1)	of Class

Christian Hansen, Ph.D. (2)	20,244,693	—	20,244,693	64.3%

Florian Schönharting, M.Sc. (3)	20,175,793	—	20,175,793	64.1%

John M. Barberich	—	—	—	*

Entities affiliated with Nordic Biotech K/S (4) Oestergade 5,3 DK-1100, Copenhagen, Denmark	20,155,793	—	20,155,793	64.0%

Jeremy Curnock Cook (5)	2,015,904	26,126	2,042,030	6.5%

BML Healthcare I, LP 243 Knightsbridge London, United Kingdom SW7 IDN	1,914,000	—	1,914,000	6.1%

Klaus Eldrup-Jørgensen, M.D.	187,953	238,752	426,705	*

Philip J. Young	—	334,165	334,165	*

Bobby W. Sandage, Jr., Ph.D.	145,331	135,560	280,691	*

Christopher B. Wood, M.D.	153,164	76,126	229,290	*

All Directors and Executive Officers (7 people)	22,848,949	836,655	23,685,604	73.3%

*	Less than one percent.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the shares shown. Except as indicated and subject to community property laws where applicable, to our knowledge, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options, warrants or convertible securities (in any case, the “Currently Exercisable Options”). Each beneficial owner’s percentage ownership is determined by assuming that the Currently Exercisable Options that are held by such person (but not those held by any other person) have been exercised and converted. Except as indicated in this table or the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

(2)	Christian Hansen is a general partner of Nordic Biotech K/S and holds voting and dispositive power for the 20,155,793 shares owned by Nordic Biotech K/S. Dr. Hansen disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. In addition, Dr. Hansen is the sole owner of CKH Invest ApS, which owns 88,900 shares.

(3)	Florian Schönharting is a general partner of Nordic Biotech K/S and holds voting and dispositive power for the 20,155,793 shares owned by Nordic Biotech K/S. Mr. Schönharting disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. In addition, Mr. Schönharting is the sole owner of 20,000 shares.

(4)	Includes 15,133,061 shares owned by Nordic Biotech K/S and 5,022,732 shares owned by Nordic Biotech Opportunity Fund K/S.

(5)	Jeremy Curnock Cook is Executive Director of Bioscience Managers Limited, which has voting and dispositive power for the 1,914,000 shares owned by BML Healthcare I, LP. Mr. Cook disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.
STOCKHOLDERS SHARING AN ADDRESS
The Company will deliver only one copy of this Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. Furthermore, the Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting the Company at: 4415 Cox Road, Glen Allen, Virginia 23060, Attention: Investor Relations, or by calling (804) 747-6027. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify the Company at the address or phone number set forth above.
* * * * * * * * * * * * * * *
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By order of the Board of Directors Phillip J. Young President and Chief Executive Officer Osteologix, Inc.
January [•], 2010
Glen Allen, Virginia

APPENDIX A
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
OSTEOLOGIX, INC.
Osteologix, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY:
FIRST: That resolutions were duly adopted by the Board of Directors of the Corporation setting forth a proposed amendment to the Certificate of Incorporation of said Corporation (the “Amendment”).
SECOND: That thereafter, pursuant to resolution of its Board of Directors, the written consent of holders of a majority of the outstanding shares of common stock was solicited to approve the Amendment in accordance with Section 228 of the DGCL, and that such consent as required by statute was received.
THIRD: That the Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.
FOURTH: That, pursuant to such Amendment, the Certificate of Incorporation of the Corporation is hereby amended by striking out the first paragraph of Article FOURTH and substituting in lieu of said paragraph the following new first paragraph of Article FOURTH:
“FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Thirty Eight Million Seventy Two Thousand Seven Hundred Thirty Seven (38,072,737) shares, consisting of Thirty Eight Million Seventy Two Thousand Seven Hundred Thirty Seven (38,072,737) shares of Common Stock with a par value of $0.0001 per share without cumulative voting rights and without any preemptive rights.”
FIFTH: That, pursuant to such Amendment, the Certificate of Incorporation of the Corporation is hereby amended by striking out the first numbered paragraph of Article EIGHTH and substituting in lieu of said numbered paragraph the following new first numbered paragraph of Article EIGHTH:
“1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of Directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws, provided, however, that so long as Nordic Biotech Opportunity Fund K/S, Nordic Biotech K/S and their affiliates (collectively “Nordic”) are the beneficial owners (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of at least twenty percent (20%) of the outstanding shares of the Corporation’s common stock, (a) the Board of Directors of the Corporation shall consist of no more than seven (7) persons and (b) to the extent that there are any vacancies on the Board of Directors of the Corporation, Nordic shall have the right to designate in writing up to three (3) members of the Board of Directors to fill such vacancies. In the event that the foregoing provisions of this paragraph 1 conflict with any provision of the By-Laws, then the foregoing provisions of this paragraph 1 shall be applicable. The phrase “whole Board” and the phrase “total number of Directors” shall be deemed to have the same meaning, to wit, the total number of Directors which the Corporation would have if there were no vacancies. No election of Directors need be by written ballot.”
IN WITNESS WHEREOF, Osteologix, Inc. has caused this certificate to be signed by Phillip J. Young, its President, this  _____  day of February, 2010.

OSTEOLOGIX, INC.
By:
Phillip J. Young
President